UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 7, 2004

Oglethorpe Power Corporation
(An Electric Membership Corporation)

(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	33-7591 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

Registrant’s telephone number, including area code	(770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

OGLETHORPE POWER CORPORATION

Item 1.01.     Entry into a Material Definitive Agreement

Oglethorpe Power Corporation (An Electric Membership Corporation) ("Oglethorpe") previously reported under "OGLETHORPE POWER CORPORATION—Competition" in Item 1 of its Annual Report on Form 10-K for the year ended December 31, 2003, that two Members of Oglethorpe, Cobb Electric Membership Corporation ("Cobb") and Flint Electric Membership Corporation ("Flint"), were considering the possibility of a transaction in which Flint would withdraw from Oglethorpe and assign its Wholesale Power Contract (the "Flint Contract") to Cobb. Pursuant to the provisions of Oglethorpe’s bylaws, Flint has delivered to Oglethorpe a Notice of Intent to Withdraw and an executed Withdrawal Agreement, dated as of October 1, 2004, which constitutes a definitive three-party agreement among Flint, Cobb and Oglethorpe. After the passage of 90 days and the fulfillment of certain conditions, including the approval by the Rural Utilities Service ("RUS") of certain power supply contracts between Flint and other power suppliers, Flint would no longer be a member of Oglethorpe.

As provided in the Withdrawal Agreement, Flint has notified Oglethorpe of its intent to assign its Wholesale Power Contract to Cobb, who is a permitted assignee because its credit rating is equal to or higher than Oglethorpe’s, and has requested that Oglethorpe release Flint from its obligations thereunder at the time of the assignment, which release the Withdrawal Agreement obligates Oglethorpe to give. This assignment is subject to the consent of the Oglethorpe Board of Directors, but its consent cannot be unreasonably withheld. Upon the assignment, Cobb would be responsible for performance of all obligations to Oglethorpe under the Flint Contract and Flint would be released from those obligations.

Further, Cobb has informed Oglethorpe that it and six other Members of Oglethorpe participating in a resource scheduling group with Cobb intend to request Oglethorpe to approve the reallocation of the power supply resources covered by the Flint Contract among members of the scheduling group. Such a reallocation would be subject to the approval of Oglethorpe’s Board of Directors and RUS. Upon the effectiveness of the reallocation, Cobb would remain responsible for only a portion of the Flint Contract, and the other Members would each become responsible for reallocated portions, with all portions totaling 100% of the Flint Contract.

Oglethorpe currently anticipates that its Board will consider the proposed assignment of the Flint Contract to Cobb and the expected proposed reallocation in one action at its November 11 meeting, and that any assignment and reallocation would be effective simultaneously, currently anticipated to be January 1, 2005, provided all conditions are met. Oglethorpe’s management believes that the Board would not approve the assignment and the reallocations if it determines that such actions would have a material adverse effect on its financial condition or results of operation.

Item 9.01.     Financial Statements and Exhibits

Withdrawal Agreement among Flint, Cobb and Oglethorpe dated as of October 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)

Date: October 7, 2004	By: /s/ Thomas A. Smith Thomas A. Smith President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number 10.31	Page Number 6